Exhibit 5.1

CLIFFORD CHANCE US LLP TWO MANHATTAN WEST 375 9TH AVENUE NEW YORK, NY 10001 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

June 17, 2025

Apollo Realty Income Solutions, Inc.

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor,

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Apollo Realty Income Solutions, Inc., a Maryland corporation (the “Company”), in connection with the registration of $5,000,000,000 in shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, consisting of Class S common stock, Class D common stock, Class I common stock, Class F-I common stock, Class A-I common stock and Class A-III common stock. The Shares are being sold pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-286625) (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). $4,000,000,000 in Shares (the “Primary Offering Shares”) are issuable in a primary offering (the “Offering”) pursuant to subscription agreements (the “Subscription Agreements”) and $1,000,000,000 in Shares (the “Plan Shares”) are issuable pursuant to the Company’s Distribution Reinvestment Plan (the “Plan”), subject to the right of the Company to reallocate Shares between the Offering and the Plan as described in the Registration Statement.

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate, including resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the “Resolutions”). In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies or in portable document format. As to certain factual matters relevant to the opinion set forth below, we have relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that: (1) the issuance of the Primary Offering Shares has been duly authorized and, when and if issued and delivered against payment of the consideration therefor in accordance with the Resolutions, the Subscription Agreements and the Registration Statement, the Primary Offering Shares will be legally issued, fully paid and nonassessable and (2) the issuance of the Plan Shares has been duly authorized and, when and if issued and delivered against payment of the consideration therefor in accordance with the Resolutions, the Plan and the Registration Statement, the Plan Shares will be legally issued, fully paid and nonassessable.

The opinion set forth in this letter relates only to applicable provisions of Maryland General Corporation Law, as amended, currently in effect. We express no opinion as to the laws, statutes, ordinances, rules or regulations of another jurisdiction and we assume no responsibility for the applicability, or effect of such laws, statutes, ordinances, rules or regulations of any other jurisdiction.

CLIFFORD CHANCE US LLP

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP